O

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address of principal executive offices, including zip code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	HTZWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 1, 2026, each of Francis S. Blake, Lucy Clark Dougherty, and Thomas Wagner advised the Board of Directors (the “Board”) of Hertz Global Holdings, Inc. (the “Company”) of their resignation as Class I, Class II, and Class I directors, respectively, each effective as of the close of business on October 1, 2026. The resignations of Mr. Blake, Ms. Clark Dougherty, and Mr. Wagner were not because of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On October 1, 2026, the Board appointed each of Robert Davis, Nils Larsen, and Adam Zirkin to serve as Class II, Class III, and Class II directors of the Board, respectively, effective as of the close of business on October 1, 2026. Mr. Davis will serve on the Audit Committee and the Governance Committee. Mr. Larsen will serve on the Audit Committee and the Compensation Committee. Mr. Zirkin will serve on the Compensation Committee.

Upon each of their appointments as non-employee members of the Board, Mr. Davis and Mr. Larsen will each receive the standard compensation paid to non-employee members of the Board under the Company’s Amended and Restated Directors' Compensation Policy dated January 31, 2024 (the “Policy”), consisting of (i) an annual grant of restricted stock units with a value of $175,000 and (ii) an annual cash retainer of $100,000, in each case, subject to their continued service as a director. Mr. Zirkin, who is associated with Knighthead Capital Management, LLC, will be compensated $1.00 per year for his directorship per the Policy.

Each of Mr. Davis, Mr. Larsen, and Mr. Zirkin has entered into an indemnification agreement with the Company in the form filed with the Securities and Exchange Commission as Exhibit 10.10 to the Annual Report on Form 10-K filed on February 23, 2022, which is incorporated by reference herein in its entirety.

There are no arrangements or understandings between each of Mr. Davis, Mr. Larsen, or Mr. Zirkin and any other person pursuant to which each was elected as a director. Each of Mr. Davis, Mr. Larsen, and Mr. Zirkin have not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: October 1, 2026	By:	/s/ Wayne Gilbert West
	Name:	Wayne Gilbert West
	Title:	Chief Executive Officer